Exhibit 10.29

PROXY AGREEMENT

This Proxy Agreement (the “Agreement”) is dated June 15, 2010 and is entered into between Hunan Beiwei International Media Consulting Co., Ltd., a company with limited liability formed under the laws of the People’s Republic of China (“Party A” or “Proxy Holder”), Changsha Zhongte Trade Advertising Co., Ltd., a company with limited liability formed under the laws of the People’s Republic of China (“Party B”) and each of the shareholders of Party B listed on Appendix 1 (“Shareholders”). Party A, Party B, and Shareholders are collectively referred to in this Agreement as the “Parties.”

RECITALS

A.	The Shareholders hold a majority of the outstanding shares of Party B;

B.

The Shareholders are willing to entrust the person designated by the Proxy Holder with their voting rights (with respect to shares held by each such party) without any limitations, at any shareholder meeting of Party B.

NOW THEREFORE, the parties agree as follows:

1.

Each Shareholder hereby agrees to irrevocably grant the person designated by the Proxy Holder with the right to exercise his, her or its shareholder voting rights and other shareholder right, including the attendance at and the voting of such shares at the shareholder’s meeting of Party B (or by written consent in lieu of a meeting) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of Party B, and appoint and vote the directors and the Chairman as the authorized representative of the shareholders of Party B.

2.

The Proxy Holder agrees to designate the person who accepts the authority granted by the Shareholders hereunder pursuant to the Article 1 of this Agreement, and the designated person shall represent the Shareholders to exercise the Shareholders’ voting rights and other shareholder rights pursuant to this Agreement.

3.

The Shareholders hereby acknowledge that, whatever any change with the equity interests of Party B, they shall both entrust the person designated by the Proxy Holder with all shareholder’s voting rights and all the rights of shareholders; if the Shareholders transfer their equity interests of Party B to any individual or Party B, the Proxy Holder, or the individuals or entities designated by the Proxy Holder (the “Transferee”), they shall compel and assure that such Transferee sign an agreement with the same terms and conditions of this Agreement granting the Proxy Holder the shareholder rights of Transferee.

4.

The Shareholders hereby acknowledge that the obligations of the Shareholders under this Agreement are separate, and if one such party shall no longer be a shareholder of Party B, the obligations of the other party shall remain intact.

5.

The Shareholders hereby acknowledge that if the Proxy Holder withdraws the appointment of the relevant person, the Proxy Holder will withdraw the appointment and authorization to this person and authorize other persons, in substitution, designated by the Proxy Holder for exercising shareholder voting rights and other rights of themselves at the shareholder meetings of Party B.

6.	This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall be effective simultaneously.

7.	The effective term shall be ten (10) years and may be extended by the written agreement among the Parties upon the expiration of this Agreement.

8.	Any amendment and/or rescission shall be agreed by the Parties in writing.

IN WITNESS WHEREOF each party hereto have caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:

Authorized Signing Officer:

/s/ Jun Liang

Jun Liang

Hunan Beiwei International Media Consulting Co., Ltd.,

PARTY B:

Authorized Signing Officer:

/s/ Hongdong Xu

Hongdong Xu

Changsha Zhongte Trade Advertising Co., Ltd.

SHAREHOLDERS:

/s/ Hongdong Xu

Hongdong Xu

/s/ Qun Li

Qun Li

2